EXHIBIT 32.1.

Certification of Principal Executive Officer
Pursuant to 18U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Juhani Taskinen, Chief Executive Officer, and Trupti Mehta, Principal Accounting Officer, of Princeton Security Technologies, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period May 31, 2010, of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 16, 2010
By: /s/ Juhani Taskinen
Juhani Taskinen
Chief Executive Officer

By: /s/ Trupti Mehta
Trupti Mehta, Principal Accounting Officer

* A signed original of this written statement required by Section 906 has been provided to Princeton Security Technologies, Inc. and will be retained by Princeton Security Technologies, Inc. and furnished to the Securities Exchange Commission or its staff upon request.